UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – May 15, 2017

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1095 Avenue of the Americas, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On May 15, 2017, Verizon Communications Inc. (the “Company”) entered into a Selling Agent Agreement (the “Selling Agent Agreement”) by and among the Company, Incapital LLC (as Purchasing Agent) and the agents party thereto from time to time with respect to the issuance and sale from time to time by the Company of its InterNotes® due nine months or more from the date of issue. On such date, the Company also filed with the Securities and Exchange Commission a prospectus supplement relating to its InterNotes® as part of the registration statement on Form S-3 (File No. 333-213439).

Attached as exhibits and incorporated by reference herein are the Selling Agent Agreement and specimen of Medium-Term Note - Master Note representing the Company’s InterNotes®.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Selling Agent Agreement, dated May 15, 2017, among Verizon Communications Inc., Incapital LLC (as Purchasing Agent) and the agents party thereto from time to time.

4.1	Specimen of Medium-Term Note - Master Note representing the Company’s InterNotes®.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIZON COMMUNICATIONS INC.
Date: May 15, 2017
	By:	/s/ William L. Horton, Jr.
		Name:	William L. Horton, Jr.
		Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Selling Agent Agreement, dated May 15, 2017, among Verizon Communications Inc., Incapital LLC (as Purchasing Agent) and the agents party thereto from time to time.

4.1	Specimen of Medium-Term Note - Master Note representing the Company’s InterNotes®.